SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of amended report: May 13, 2016
Date of original report: February 1, 2016

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)

JFK INTERNATIONAL AIRPORT
Terminal 4, Room 262.089, Jamaica, NY 11430
(Former address: Building 151, Room 361, Jamaica, NY 11430)
(Address of principal executive offices)

Issuer's Telephone Number: (718) 719-8052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE: This amendment is filed to correct a typographical error in the original filing, to wit the date stated in the first line of ITEM 5.03(a), as " On January 21, 2011 . . ." rather than the correct date "January 21, 2016," as stated in the rest of the filing and exhibit.

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.03(a) Amendment to Articles of Incorporation

On January 21, 2016, the Company amended its Articles of Incorporation pursuant to authorization of the Board of Directors and a vote of the majority of all outstanding shareholders entitled to vote at the annual shareholders meeting on December 21, 2015, amending Article 4 to read:

(4) The aggregate number of shares which the corporation shall have authority to issue is 9,986,000,000 common shares ($.0001 par value), 2,000,000 preferred shares ($.01 par value) and 50 class B preferred shares ($500,000.00 par value). Shareholders do not have preemptive rights.
This amendment alters the Articles of the Company in by increasing the number of authorized common shares by 2,000,000,000 to a total of 9,986,000,000, and is effective as of the date of filing with the New York Department of State which is January 21, 2016. The text of the amendment is attached as Exhibit 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____ signed ___ /
Russell Thal
President

_____ May 13, 2016 ____